Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 30, 2015 on the consolidated financial statements of Equity Bancshares, Inc. contained in Registration Statement No. 333-207351 of Equity Bancshares, Inc. on Form S-1.

/s/ Crowe Chizek LLP

Oak Brook, Illinois

March 1, 2016